UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 8, 2020

CONSOL Energy Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38147	82-1954058
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 CONSOL Energy Drive, Suite 100

Canonsburg, Pennsylvania 15317

(Address of principal executive offices)

(Zip code)

Registrant’s telephone number, including area code:

(724) 416-8300

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	CEIX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As described below under Item 5.07 of this Current Report on Form 8-K, at the Annual Meeting of Stockholders (the “Annual Meeting”) of CONSOL Energy Inc. (the “Company”) held on May 8, 2020, the Company’s stockholders, upon the recommendation of the Company’s board of directors (the “Board”), approved a Certificate of Amendment (the “Charter Amendment”) amending the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to eliminate certain supermajority voting requirements in the Certificate of Incorporation. The Board previously approved the Charter Amendment. On May 8, 2020, the Company filed the Charter Amendment with the Secretary of State of the State of Delaware and the Charter Amendment became effective on that date.

A more complete description of the Charter Amendment is set forth in “Proposal No. 5 – Approval of Amendments to the Certificate of Incorporation to Eliminate Supermajority Vote Requirements After our Board is Declassified” in the Corporation’s definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on March 27, 2020. Each of that description and the foregoing summary of the Charter Amendment set forth under this Item 5.03 does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Charter Amendment attached hereto as Exhibit 3.1, which is incorporated herein by reference.

The Board also approved certain amendments to the Amended and Restated Bylaws of the Company (the “Existing Bylaws”) which amendments shall be effective as of May 9, 2020 (as amended, the “Second Amended and Restated Bylaws”). The amendments to the Existing Bylaws as reflected in the Second Amended and Restated Bylaws include: (i) changing Section 3.13 of the Existing Bylaws to permit the removal of directors upon the vote a majority of the outstanding shares of capital stock of the Company after the Board is declassified, (ii) changing Section 4.1 to eliminate the requirement that the Company have Vice Presidents (including Senior Vice Presidents) and a Treasurer, (iii) changing Section 4.3 to permit the Company’s Chief Executive Officer to appoint one or more Vice Presidents (including Senior Vice Presidents) and a Treasurer, (iv) changing Article IX to eliminate the requirement that amendments to Sections 3.2 and 3.13 of the Second Amended and Restated Bylaws be approved by at least three quarters of the voting power of all outstanding shares of capital stock of the Company after the Board is declassified, and (v) making certain additional non-substantive changes to correct typographical errors and clarify certain provisions.

The foregoing description of the Second Amended and Restated Bylaws set forth under this Item 5.03 does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Second Amended and Restated Bylaws attached hereto as Exhibit 3.2, which is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

As described above in Item 5.03, on May 8, 2020, the Company held its Annual Meeting. The final voting results on the matters considered by stockholders at the Annual Meeting are provided below.

Proposal 1: The individuals listed below were elected as Class III directors to hold office for a one-year term, by the following votes:

Director Name	For	Withheld	Broker Non-Votes
William P. Powell	17,044,263	2,651,202	1,868,611
John T. Mills	17,128,926	2,566,539	1,868,611

Proposal 2: The appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020 was ratified, by the following votes:

For:	21,517,722
Against:	32,383
Abstain:	13,971

Proposal 3: The compensation paid to the Company’s named executive officers in 2019 was approved on an advisory basis, by the following votes:

For:	15,362,141
Against:	4,222,797
Abstain:	110,527
Broker Non-Votes:	1,868,611

Proposal 4: The adoption of the CEIX 2020 Omnibus Performance Incentive Plan was approved by the following votes:

For:	18,759,764
Against:	927,418
Abstain:	8,283
Broker Non-Votes:	1,868,611

Proposal 5: The adoption of the amendments to the Company’s Amended and Restated Certificate of Incorporation to eliminate the supermajority vote requirements for the removal of directors after the Company’s Board is declassified was approved by the following votes:

For:	19,664,942
Against:	22,245
Abstain:	8,278
Broker Non-Votes:	1,868,611

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

3.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation of CONSOL Energy Inc. (filed herewith).

3.2	Second Amended and Restated Bylaws of CONSOL Energy Inc. (filed herewith)

104	Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOL ENERGY INC.

By:	/s/ Martha A. Wiegand
Martha A. Wiegand
General Counsel and Secretary

Dated: May 8, 2020